SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CAMDEN NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement)

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Dear Shareholders:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), to be held on Tuesday, April 26, 2005, at 3:00 p.m., local time, at the Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, as is the Company’s 2004 Summary Annual Report.

At the Annual Meeting, you will be asked to elect four (4) directors to the Company’s Board of Directors for three-year terms. In addition, you will be asked to ratify the selection of Berry, Dunn, McNeil & Parker, as the Company’s independent registered public accounting firm for 2005, and to consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company’s Board of Directors recommends that you vote “FOR” the election of each nominee to the Board of Directors listed in the Proxy Statement and “FOR” the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2005.

Your vote is extremely important. Therefore, even if you do not plan to attend the Annual Meeting in person, we ask that you complete, sign and return your completed Proxy Card in the enclosed envelope as soon as possible and in any case no later than 5:00 p.m., local time, on Monday, April 25, 2005. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.

As always, your continued support is greatly appreciated.

Sincerely,

Rendle A. Jones

Chairman of the Board

Robert W. Daigle

President and Chief Executive Officer

March 25, 2005

Notice of Annual Meeting of Shareholders

To be held April 26, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation, (the “Company”) will be held on Tuesday, April 26, 2005 at 3:00 p.m., local time, at the Camden National Corporation Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect four directors. The Company’s Board of Directors has nominated each of Robert J. Campbell, Ward I. Graffam, John W. Holmes and Winfield F. Robinson to serve as directors of the Company until the 2008 Annual Meeting and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Berry, Dunn, McNeil & Parker, as the Company’s independent registered public accounting firm for 2005; and

3.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 15, 2005 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. The Company will make available for inspection by any shareholder a list of shareholders entitled to receive notice of, and to vote at, the Annual Meeting during ordinary business hours at the Company’s principal office, located at Two Elm Street, Camden, Maine 04843, for ten days prior to the Annual Meeting. Only business within the purposes described in this notice may be conducted at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the four nominees as directors on the Company’s Board of Directors and “FOR” the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2005.

The Board of Directors requests that you complete, sign and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting by a writing delivered to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843, stating that your proxy is revoked or by delivering a later dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

Arthur E. Strout

Secretary

March 25, 2005

PROXY STATEMENT

Annual Meeting of Shareholders

to be held April 26, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 26, 2005 at 3:00 p.m., local time, at the Camden National Corporation Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 and any adjournments or postponements thereof (the “Annual Meeting”). Only shareholders of record as of March 15, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 7,643,117 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

The Company will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by the Company’s directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company (“AST&T”), its transfer agent, to solicit proxies held by brokers and nominees for a fee of $300 plus reimbursement for reasonable out-of-pocket expenses in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. AST&T’s transfer books will remain open between the Record Date and the date of the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about March 25, 2005 to solicit proxies for the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Revocation may be made prior to the Annual Meeting by written revocation or duly executed Proxy Card bearing a later date sent to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843; or a proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the proxy. In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (a) elect the nominees to the Company’s Board of Directors described herein, (b) ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2005 and (c) consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The holders of one-third of the total number of outstanding shares of Common Stock, present in person or by proxy, are required for a quorum at the Annual Meeting. If a quorum is present at the Annual Meeting, a simple majority of shares voted is required to elect each of the four directors and to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2005. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy Card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not for purposes of voting with respect to that matter.

PRINCIPAL SHAREHOLDERS

As of the Record Date, there were 7,643,117 shares of Common Stock outstanding, held of record by approximately 944 shareholders. Only shareholders of record as of the Record Date shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 8, under the heading “Executive Compensation”), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him or her as set forth opposite his or her name.

	Number of Shares Held		Percentage of Shares Outstanding
5% or Greater Shareholders:

Kenneth C. & Prudence G. Dickey P.O. Box 188 Camden, Maine 04843	648,361		8.48%

Directors, Nominees and named executive officers:

Laurel J. Bouchard	5,727	(1)	*
Ann W. Bresnahan	23,940	(2)	*
Joanne T. Campbell	5,250	(3)	*
Robert J. Campbell	24,000		*
Robert W. Daigle	28,994	(4)	*
Gregory A. Dufour	12,797	(5)	*
Ward I. Graffam	3,375		*
Rendle A. Jones	348,289	(6)	4.56%
John W. Holmes	9,000		*
Theodore C. Johanson	14,960		*
Michael A. McAvoy	6,021	(7)	*
Winfield F. Robinson	49,753	(8)	*
Robin A. Sawyer, CPA	415	(9)	*
Richard N. Simoneau, CPA	21,365	(10)	*
Arthur E. Strout	40,680	(11)	*

All nominees, continuing directors and executive officers as a group (17 persons):	602,248		7.85%

*	Less than 1%.
(1)	Includes 4,350 shares underlying stock options exercisable within 60 days.
(2)	Includes 5,940 shares over which voting and dispositive power are shared jointly with Ms. Bresnahan’s spouse.
(3)	Includes 4,500 shares underlying stock options exercisable within 60 days. Also includes 550 shares over which voting and dispositive power are shared jointly with Ms. Campbell’s spouse.
(4)	Includes 10,000 shares underlying stock options exercisable within 60 days. Also includes 400 shares owned by Mr. Daigle’s spouse, as to which Mr. Daigle disclaims any beneficial interest and 14,453 shares over which voting and dispositive power are shared jointly with Mr. Daigle’s spouse.
(5)	Includes 5,000 shares underlying stock options exercisable within 60 days.
(6)	Includes 297,785 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones’s spouse, as to which Mr. Jones disclaims any beneficial interest.

(7)	Includes 5,000 shares over which voting and dispositive power are shared jointly with Mr. McAvoy’s spouse.
(8)	Includes 33,193 shares owned by Mr. Robinson’s spouse, as to which Mr. Robinson disclaims any beneficial interest.
(9)	Includes 415 shares over which voting and dispositive power are shared jointly with Ms. Sawyer’s spouse.
(10)	Includes 125 shares owned by Mr. Simoneau’s spouse, as to which Mr. Simoneau disclaims any beneficial interest.
(11)	Includes 5,936 shares owned by an estate of which Mr. Strout acts as executor, as to which Mr. Strout disclaims any beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the Securities Exchange Commission (“Commission”) and the American Stock Exchange. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations that all other filings required to be made by the Section 16 Persons during the fiscal year ended December 31, 2004, were timely made, the Company believes that all Section 16 Persons filed the reports required to be filed under Section 16(a) on a timely basis.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

The Company’s Board of Directors currently consists of 11 members and is divided into three categories. Directors serve for three-year terms with only one category of directors being elected by the Company’s shareholders at each Annual Meeting. At the Annual Meeting, four directors will be elected to serve until the 2008 Annual Meeting of shareholders and until each such director’s successor is duly elected and qualified. Pursuant to the rules of the American Stock Exchange, the Governance Committee has nominated Robert J. Campbell, Ward I. Graffam, John W. Holmes and Winfield F. Robinson for election as directors. For more information on our nominations procedures, see the description of our Governance Committee contained later in this Proxy Statement. The proxies will be voted, unless authority to do so is expressly withheld, in favor of the four nominees nominated by the Board of Directors. The Board of Directors recommends voting “FOR” the election of each nominee as director of the Company.

Set forth below is a list of the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries (i.e. Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N.A.), each as of December 31, 2004.

Nominees	Age	Position with the Company	Current Term of Directorship	Positions with Subsidiaries
Robert J. Campbell	56	Director	2005	Director, Acadia Trust, N.A.

Ward I. Graffam	64	Director	2005	Director, Acadia Trust, N.A.

John W. Holmes	59	Director	2005	Director, Camden National Bank

Winfield F. Robinson	67	Director	2005	Director & Chairman UnitedKingfield Bank

Set forth below is a list of the Company’s Directors not currently standing for election to the Board of Directors and the executive officers of the Company, including their age and positions with the Company and its subsidiaries (i.e., Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A.), each as of December 31, 2004.

Other Directors and Officers	Age	Position with the Company	Term of Directorship	Positions with Subsidiaries
Ann W. Bresnahan	53	Director	2006	Director, Camden National Bank

Robert W. Daigle	55	Director	2006	Director, Camden National Bank Director, UnitedKingfield Bank Director & Chairman, Acadia Trust, N.A.

Theodore C. Johanson	67	Director	2007	Director, UnitedKingfield Bank

Rendle A. Jones	62	Director	2006	Director & Chairman, Chairman Camden National Bank Director, UnitedKingfield Bank

Robin A. Sawyer, CPA	37	Director	2007	—

Richard N. Simoneau, CPA	69	Director	2007	Director, Camden National Bank

Arthur E. Strout	69	Director	2006	Director, Camden National Bank Director, Acadia Trust, N.A.

Laurel J. Bouchard	49	Chief Administrative Officer	—	—

Joanne T. Campbell	42	Senior Vice President Risk Management Officer	—	—

Sean G. Daly	37	Chief Financial Officer	—	—

Gregory A. Dufour	44	Chief Banking Officer	—	President & Chief Operating Officer, Camden National Bank Director, Camden National Bank

Michael A. McAvoy	58	Chief Credit Officer	—	—

Susan M. Westfall	48	Senior Vice President, Clerk & Corporate Controller	—	—

All of the executive officers listed above will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the above directors and officers, as the Securities and Exchange Commission defines that term.

The principal occupation and business experience for at least the last five years for each executive officer, director and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A. are affiliated with the Company.

Nominees for Election as Directors

Robert J. Campbell. Mr. Campbell joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. He has been a partner in the investment management firm of Beck, Mack & Oliver in New York, New York, since 1991.

Ward I. Graffam. Mr. Graffam joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. Mr. Graffam is a former co-owner of Wayfarer Marine Corporation in Camden, Maine and a consultant to various businesses on strategic issues. Previously, Mr. Graffam spent 30 years in various legal and executive positions with UNUM Corporation, the most recent of which was as President and Managing Director of UNUM European Holding Company.

John W. Holmes. Mr. Holmes has been a Director of the Company and Camden National Bank since 1988. Mr. Holmes is also President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977.

Winfield F. Robinson. Previously Chairman and a Director of KSB Bancorp, Inc. (“KSB”), Mr. Robinson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Robinson served as Chairman of the Board of KSB since its formation in 1993. He also served as a Director of Kingfield Savings Bank from 1976 and was elected its Chairman of the Board in 1986 until the Company acquired KSB in December 1999. Upon the merger of Kingfield Savings Bank with United Bank in February 2000, Mr. Robinson became a Director and Chairman of UnitedKingfield Bank. Mr. Robinson is currently President of Flagstaff Ventures, LLC. Formerly Mr. Robinson was President of Timber Resource Group LLC, a forest products firm based in Farmington, Maine from 1998 until 2002.

Continuing Directors

Ann W. Bresnahan. Ms. Bresnahan has been a Director of the Company and Camden National Bank since 1990. She has been a full-time volunteer and civic leader since 1970.

Robert W. Daigle. Mr. Daigle is President and Chief Executive Officer of the Company. He has been a Director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996, a position he held until January 1, 2004. Mr. Daigle was also a Director of Trust Company of Maine, Inc., until its merger with Acadia Trust, N.A. in December 2002. In October 2003 he became a Director of Acadia Trust, N.A. and currently serves as Chairman. Mr. Daigle was a Director of United Bank from June 1999 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank.

Theodore C. Johanson. Previously a Director of KSB, Mr. Johanson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Johanson was a Director of KSB and Kingfield Savings Bank from October 1996 until the Company acquired KSB in December 1999 and Kingfield Savings Bank’s merger with United Bank in February 2000, at which time Mr. Johanson became a Director of UnitedKingfield Bank. Mr. Johanson is currently the Managing Director of Harbor Wharf, LLC. Formerly, Mr. Johanson was the President of Falcon Shoe Company in Lewiston, Maine from 1963 until 2000.

Rendle A. Jones. Mr. Jones has been a Director of the Company and Camden National Bank since 1988, and became Chairman of the Company in 1998 and Chairman of Camden National Bank in 1999. Mr. Jones was a Director of United Bank from 1996 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. Mr. Jones is a partner in the law firm of Harmon, Jones, Sanford, & Elliott, LLP in Camden, Maine, where he has worked since 1968. He is also a partner in Fuller, Jones & Stivers, financial advisors. Mr. Jones is also General Counsel to the Company.

Robin A. Sawyer, CPA. Ms. Sawyer joined the Company’s Board of Directors in July 2004. She became Vice President, Corporate Controller at Fairchild Semiconductor in November 2002. She had been with Fairchild Semiconductor since 2000 as Manager of Financial Planning and Analysis. From 1998 to 2000 Ms. Sawyer was employed by Cornerstone Brands, Inc., as Director of Financial Planning and Reporting. Prior to that Ms. Sawyer worked at Baker, Newman & Noyes, LLC and its predecessor firm Ernst & Young.

Richard N. Simoneau, CPA. Mr. Simoneau has been a Director of the Company and Camden National Bank since 1984 and 1978, respectively, and was a director of Trust Company of Maine, Inc., from January 1998 until its merger with Acadia Trust, N.A. on January 1, 2003. Mr. Simoneau was a partner in Simoneau & Norton, Masters & Alex, CPA, P.A., in Rockland, Maine from 1999 until he retired January 1, 2004 and was previously a partner in Simoneau & Norton, CPA, P.A., from 1983 to 1998. From 1990 to 1993, Mr. Simoneau was also a Director of Associated Grocers of Maine.

Arthur E. Strout. Mr. Strout has been a Director of the Company and Camden National Bank since 1984 and 1979, respectively. He has also been a Director of Acadia Trust, N.A. since October 2003. He is also an attorney in the law firm of Strout & Payson, P.A., in Rockland, Maine, where he has worked since 1971.

Executive Officers

Laurel J. Bouchard. Ms. Bouchard joined the Company in May 1999 as Vice President, Corporate Sales and Marketing and was promoted to Senior Vice President, Corporate Administration in January 2001 and then to Chief Administrative Officer in January 2004. Prior to joining the Company, Ms. Bouchard worked 17 years for Fleet Bank, in the most recent of which was the position of Senior Vice President and District Manager.

Joanne T. Campbell. Ms. Campbell joined the Company in January 2000 as Vice President & Residential Real Estate Administration Officer and was promoted to Senior Vice President in January 2001. In June 2002, Ms. Campbell’s responsibilities were changed to Compliance, Audit & CRA. In January 2004 she was promoted to Risk Management Officer. Prior to joining the Company, she had been Vice President & Residential Real Estate Administration Officer for Camden National Bank from 1996 until the position was moved to the Company on January 1, 2000. From 1994 until joining the Company, she was a Regional Sales Manager for Salem Five Mortgage Company.

Sean G. Daly. Mr. Daly joined the Company in February 2005 as Chief Financial Officer. Prior to joining the Company, Mr. Daly was Chief Operating Officer at QGO, LLC and Director of Business Development at its related company, QC2, LLC in Rhode Island. In addition to his experience at QGO, Mr. Daly has held various financial management positions with FleetBoston Corporation, Citizens Financial Group, Putnam Investment and Melville Corporation. Mr. Daly started his career at KPMG in Providence, Rhode Island.

Gregory A. Dufour. Mr. Dufour was named Chief Banking Officer of the Company and President & Chief Operating Officer of Camden National Bank in January 2004. Prior to that, he had been Senior Vice President, Finance, Operations and Technology since September 2002. He joined the Company in April 2001 as Senior Vice President of Finance. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller.

Michael A. McAvoy. Mr. McAvoy joined the Company as Senior Vice President and Senior Risk Management Officer in January 2002 and was promoted to Chief Credit Officer in January 2004. Prior to that, he had been with Camden National Bank since March 1994, most recently as Senior Vice President and Senior Loan Officer. Prior to joining Camden National Bank, he held a senior lending position at Island National Bank and Trust Company in Palm Beach, Florida.

Susan M. Westfall. Ms. Westfall joined the Company in 1996 as Vice President and Corporate Controller and in 1997 her responsibilities were expanded to include those of Clerk and was most recently promoted to Senior Vice President in January 2005. She was with Camden National Bank from 1979 until her position was moved to the Company on January 1, 1996.

For a summary of the business experience and biographical information for Mr. Daigle, please see the “Continuing Directors” sections above.

Board of Directors and its Committees

Board of Directors. During the major portion of 2004, the Company was managed by a 10-member board, a majority of whom meet the independence standards established by the American Stock Exchange. The Board of Directors of the Company held 12 regular meetings, and one Annual Meeting during 2004. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and meetings of the committees of the Company Board that he or she was eligible to attend. Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of stockholders, we expect that our directors will attend, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholders meeting. In both 2004 and 2003, nine of our directors attended our annual stockholders meeting.

The Company’s Board of Directors has standing audit, retirement plan administration, compensation, capital planning, and governance committees.

Audit Committee. The members of the Company’s Audit Committee consisted of Richard N. Simoneau, CPA, Chairman; Robert J. Campbell; John W. Holmes; and Robin A. Sawyer, CPA. This committee met nine times during 2004. The Company’s Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. The Audit Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

Retirement Plan Administration Committee. The members of the Company’s Retirement Plan Administration Committee consisted of John W. Holmes, Chairman; Robert W. Daigle; Ward I. Graffam; Theodore C. Johanson and Winfield F. Robinson. This committee reviews all matters relating to the retirement plans offered to the employees of the Company and each of its subsidiaries.

Compensation Committee. The Company’s Compensation Committee, which met nine times during 2004, consisted of Ward I. Graffam, Chairman; John W. Holmes; Rendle A. Jones; Winfield F. Robinson and Richard N. Simoneau, CPA. Mr. Graffam, in his roles as Chairman of MEMIC and executive committee member of Northeast Health, serves those organizations on compensation matters in a similar manner; none of the members of this committee served on a similar committee for any other company besides subsidiaries of the Company. The function of this committee is to oversee and review personnel relations, salary administration, training programs, officer selection, management succession and fringe benefits. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

Capital Planning. The Company’s Capital Planning Committee consisted of Robert J. Campbell, Chairman; Robert W. Daigle and Rendle A. Jones. This committee oversees capital adequacy for the Company and its affiliates and coordinates capital generation and deployment activities.

Governance Committee. The Governance Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors. The Governance Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively. The Governance Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

The members of the Governance Committee are Rendle A. Jones, Chairman; Ward I. Graffam; Theodore C. Johanson and Arthur E. Strout, each of whom the Board of Directors has determined to be independent under the new listing standards adopted by the American Stock Exchange. The Governance Committee held four meetings during 2004.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. To date, our Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee has established minimum qualifications for recommended nominees that include evaluating nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Governance Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board.

Executive Compensation

The following table sets forth, for each of the Company’s last three fiscal years, the annual compensation awarded to the Company’s Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during the year-ended December 31, 2004 (the “named executive officers”).

Summary Compensation Table

	Year	Annual Compensation		Long-Term Compensation Options	All Other Compensation (3)
Name		Salary (1)	Bonus (2)
Robert W. Daigle President and Chief Executive Officer	2004 2003 2002	$310,000 309,600 310,000	$100,000 182,400 100,000	— — —	$23,330 16,000 18,520
Gregory A. Dufour Chief Banking Officer	2004 2003 2002	$165,000 120,000 120,000	$40,000 75,000 36,000	— — —	$14,244 7,920 8,931
Michael A. McAvoy Chief Credit Officer	2004 2003 2002	$150,000 115,000 115,000	$45,000 75,000 34,500	— — —	$12,923 7,059 8,983
Laurel J. Bouchard Chief Administrative Officer	2004 2003 2002	$140,000 110,000 110,000	$45,000 65,000 32,000	— — —	$12,127 7,240 8,372
Joanne T. Campbell Senior Vice President Risk Management Officer	2004 2003 2002	$100,000 90,000 90,000	$25,000 50,000 25,200	— — —	$8,615 5,904 7,036

(1)

In addition to the base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its participating subsidiaries to defer up to the maximum amount allowed by federal tax laws, subject to applicable limitations in Section 401(k) of the Internal Revenue

Code of 1986, as amended, (ii) amounts deferred pursuant to the Company’s non-qualified deferred compensation plan, which allows executive officers of the Company to defer up to 100% of base salary and incentive compensation, and (iii) fees paid for services as directors for 2003 and 2002.

(2)	Bonuses were earned under the Company’s Annual Incentive Compensation Program in the year indicated and paid early in the following year.
(3)	Includes matching contributions by the Company pursuant to the Company’s 401(k) Plan, a 3% profit sharing for 2004 and 2002 and 2% for 2003 contribution under the Company Profit Sharing Plan.

Stock Options and Similar Awards

The Company did not grant any stock options or other equity incentives to its named executive officers during 2004.

Aggregated Option Exercises in Fiscal Year 2004 and

Fiscal Year-End 2004 Option Values

Name	Shares Acquired On Exercise (#)	Value Realized($) (1)	Number of Securities Underlying Unexercised Option at Fiscal Year-End		Value of unexercised In-The-Money Options At Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Daigle	—	—	20,000	—	$541,600	$—
Gregory A. Dufour	—	—	5,000	—	117,050	—
Michael A. McAvoy	—	—	—	—	—	—
Laurel J. Bouchard	600	$7,102	3,750	—	78,863	—
Joanne T. Campbell	—	—	4,500	—	92,970	—

(1)	The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.
(2)	The value of an option was determined by multiplying the number of shares of Common Stock that may be purchased under the option by the difference between the market price of $39.41 per share, which was the closing price of a share of Common Stock as reported on the American Stock Exchange on December 31, 2004, and the applicable exercise price.

Retirement Plans

The Company has a 401(k) Plan and the majority of employees participate in the Plan. Employees may contribute pre-tax savings contributions to the Plan up to the maximum amount allowed by federal tax laws. The Company makes matching contributions of up to 4% of their compensation and may make additional contributions subject to the discretion of the Board of Directors.

The Company also maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the “SERP”) for certain highly compensated employees. Current active participants in the SERP receive upon retirement a life annuity based on years of service times 65% of that participant’s average salary and bonus for the 36 months of employment by the Company during which the participant’s compensation was highest, reduced by the following amounts: (a) 50% of the participant’s projected primary Social Security benefits; (b) the portion of the participant’s benefits under the 401(k) plan arising from employer contributions; and (c) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan. The agreement also provides for a 15-year guaranteed benefit upon death. As of January 1, 2004, the years of service in the benefit calculation was changed from a 25-year maximum to unlimited and at the same time a total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years.

The SERP table on the following page illustrates annual retirement benefits payable from the SERP for life, assuming retirement in 2004 at age 65, for various levels of Final Average Compensation and Years of Service with the Company.

SERP TABLE

Final Average Compensation	Years of Service
	10	15	20	25	30	35
$125,000	$24,750	$25,000	$38,600	$41,750	$43,300	$41,300
150,000	30,600	34,000	48,500	52,500	53,300	52,000
170,000	35,275	41,850	56,250	60,750	62,000	60,000
200,000	42,275	53,400	68,600	74,500	75,600	72,800
225,000	48,000	63,000	78,600	86,000	87,500	82,400
250,000	54,000	73,000	89,000	97,500	99,700	93,000
300,000	66,425	92,500	109,000	120,500	124,500	115,700
400,000	92,500	131,500	149,200	166,500	174,000	162,000
450,000	105,500	151,000	169,000	189,500	199,000	185,200
500,000	118,500	170,500	204,000	212,600	224,000	208,200
600,000	144,400	209,500	256,000	288,500	273,300	254,600

The following table sets forth the number of years of credited service of the named executive officers listed in the Summary Compensation Table.

Credited Years of Service
Robert W. Daigle	8
Laurel J. Bouchard	5
Joanne T. Campbell	8
Gregory A. Dufour	3
Michael A. McAvoy	10

The SERP provides that in the event that (a) the Company is merged with another company, (b) the other company survives the merger, (c) the covered officer is not made an officer of the surviving company and (d) the surviving company does not assume the Company’s obligations under the SERP, then, the Company’s Board of Directors may authorize a payment to the covered officer in an amount to be determined in the discretion of the Company’s Board of Directors.

Director Compensation

Directors who are also employees of the Company do not receive any compensation for serving as directors or as members of committees. Directors who are not employees of the Company received a $625 monthly retainer (audit committee chairman $775), $600 for attendance at each regular meeting of the Board of Directors and $325 for attendance at each meeting of a committee (audit committee $500) of the Board of Directors. In addition, the Chairman of the Company’s Board of Directors received an annual retainer of $7,500. No additional fees were paid for membership on, or attendance at, meetings of the Board of Directors or any committees of the Board of Directors.

Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of his or her fees and retainer in any calendar year. If a director elects to defer his or her compensation, the Company automatically credits the deferred amounts to an account designated for such purposes for that director. Quarterly, the values of the deferred accounts are adjusted based on the current market value of the Company’s stock for those directors electing this option. Deferred director’s fees are paid to participants in a deferral plan, or their designated beneficiaries, upon their termination as a director.

Most directors of the Company are also directors of one or more of the Company’s subsidiary companies and, as such, receive compensation for their respective responsibilities from those entities as well.

Employment and Change of Control Agreements

Mr. Daigle. The Company has entered into an employment agreement with Mr. Daigle (the “executive”) that covers a term commencing on May 4, 2004 and expiring on the close of business on May 5, 2006 (the “Initial Employment Term”); provided, however, the term of the executive’s employment by the Company shall continue for an indefinite period thereafter unless and until either party shall give to the other party 90 days advance written notice of expiration of the term.

The employment agreement provides, among other things, for (i) an annual base salary of $310,000; (ii) insurance and other benefits, and (iii) in the event of (A) a termination by the Company without cause, or (B) by expiration of the employment term pursuant to a notice of termination during the employment term, or (C) a termination by the executive for “good reason” (limited to a breach by the Company of a material provision of this agreement, or a change in control) during the employment term, aggregate payments (made according to the Company’s regular payroll schedule) equal to twice the executive’s annual salary then in effect, as well as continued insurance and benefits (except profit sharing) during such two-year period.

The employment agreement includes a provision for termination of the executive for cause, whereupon payments and benefits cease. The employment agreement also includes certain non-solicitation and non-competition provisions, which cover the initial employment term and the two-year period thereafter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Ward I. Graffam, Chairman; John W. Holmes; Rendle A. Jones; Winfield F. Robinson and Richard N. Simoneau, CPA. There were no compensation committee interlocks and no insider participation in compensation decisions during the year-ended December 31, 2004 that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Members of the Company’s Compensation Committee and their affiliates and families are borrowers from the Company’s subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company’s subsidiaries.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Camden National Corporation discharges the Board’s responsibilities relating to compensation of the Company’s directors and executives, and oversees the Company’s overall compensation programs.

Compensation Philosophy and Objectives. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are:

•	designed to provide competitive total compensation that aligns executives’ interests with the Company’s short and long term plans,

•	performance based and designed to motivate the Company’s executives toward the goal of enhancing enduring shareholder value, and appropriate for the Company in light of all relevant circumstances.

Executive Compensation. The executive compensation program is an integral part of an overall management strategy that enables the Company to attract, retain and motivate executives who have the backgrounds and capabilities to reach the short- and long-term fiscal targets in the operating and strategic plans. Specifically:

•	Overall executive compensation will be targeted in the top 50% of peer group financial institutions (selected based on asset size and similar financial performance).

•	The composition of the package is continually reviewed and appropriate adjustments are made as recommended by the Compensation Committee and ultimately approved by the full Board of Directors.

•	Elements of the package may include:

•	Base salaries, benefits and periodic adjustments, contingent on movements in the marketplace and the contribution made by participating executives, as assessed by the Compensation Committee.

•	Annual cash incentive awards, made for attaining specific fiscal targets, as determined by the Compensation Committee, and accomplishing predetermined personal objectives by participants. Starting in 2002, executive officers participated in a non-qualified incentive program where they are eligible to receive 4% to 80% of annual salary provided targets are achieved.

•	Longer-term cash awards, performance-justified by the provision of incremental earnings and shareholder value.

•	Equity participation, made available through competitive practice and the demonstrated proficiency on the part of the executive. The value ultimately received by participants will be contingent on the market value created for other shareholders.

•	Deferred compensation opportunities, to provide a means for creating future values to augment retirement benefits. In 2004 Mr. Daigle, Ms. Campbell, Mr. McAvoy and Ms. Westfall participated in the Deferred Compensation Program, which allows for the deferral of up to 100% of the executive’s base salary and incentive compensation.

•	Income replacement at retirement, largely dependent on participation in the 401(k) plan and the performance of that program. The following executive officers participate in the 401(k) plan: Ms. Bouchard, Ms. Campbell, Mr. Daigle, Mr. Dufour, Mr. McAvoy and Ms. Westfall. As a basic guideline, executives who have been with the Company for a reasonable period should be able to replace 65% of final compensation at retirement when considering the Company-sponsored part of Social Security, 401(k) match and Profit Sharing contributions. To the extent that there is a shortfall in targeted income replacement levels, executives may be eligible for a non-qualified supplemental executive retirement plan to bring actual awards up to desired levels (see Retirement Plan section).

•	Other perquisites, may be provided to executives as a result of their roles and to round out the compensation package.

•	In structuring specific plans under each of these important elements, emphasis is heavily weighted on performance. By design, executives should be able to increase the overall levels of their compensation by producing fiscal results that ultimately enhance shareholder value.

Performance Measures

There are several performance measures used in evaluating the compensation of the Company’s executive officers. In addition to using state and national banking surveys, the Company considers specific performance of the executive officer. Each executive officer has an annual performance evaluation conducted by an individual in the next level of management, and the Company’s Compensation Committee reviews the performance of the Company’s Chief Executive Officer. In addition, in 2004 a number of executive officers participated in a “360 Degree Review” of their performance and leadership qualities by his/her manager, peers, and subordinates, and prepared a development plan based on the feedback received. The performance of the Company as a whole and the financial plan for the ensuing year in particular are guiding factors in establishing appropriate levels of executive officer compensation; however, other general factors such as the business climate and the evaluation of the executive officer, are also taken into consideration in determining appropriate levels of executive officer compensation. It is a central aim of the Company’s Compensation Committee to ensure that each of the Company’s executive officers is appropriately compensated for his or her contribution to the Company, knowing that the contribution directly affects the Company and its shareholders.

Stock Option Plan

An additional component of compensation for key Company employees is the award of options to purchase shares of Common Stock at fixed prices. The Company’s 2003 Stock Option and Incentive Plan, which expires in 2013, is based on performance in that the options only have value if the market value of Common Stock increases. The Company awarded 10,000 options under this plan during 2004 that have a five-year vesting schedule.

Compensation of the Chief Executive Officer

The Company’s Compensation Committee annually reviews the Chief Executive Officer’s existing compensation arrangements, in light of the performance of the Company and the Chief Executive Officer, and in comparison to the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

The compensation for the Company’s Chief Executive Officer is divided into two basic categories: (a) salary and benefits, and (b) executive incentive compensation.

In past years the salary of the Company’s Chief Executive Officer has been increased based upon performance of the Company in those previous years. The salary level selected must be within the salary range for chief executive officers in other similar companies of comparable size and performance characteristics. The Company’s human resources department conducts a study of the salary ranges of chief executive officers in other similar companies of comparable size (from published compensation surveys and information provided by selected compensation consultants), and provides its results to the Company’s Compensation Committee along with supporting data and a suggested salary range for the year. The base salary for the Company’s Chief Executive Officer for 2004 was increased by 3.3% from $300,000 in 2003 to $310,000 in 2004, as a result of this analysis.

The second part of the annual compensation program for the Company’s Chief Executive Officer is based upon the executive incentive compensation program, which applies to all executive officers. The 2004 executive incentive compensation program resulted in a 32% bonus, as a percentage of base salary, for the Company’s Chief Executive Officer based on the achievement of financial objectives, as determined by the Compensation Committee of the Board of Directors at the beginning of 2004.

During 2003 and 2002 the compensation program for the Company’s Chief Executive Officer also included director’s fees, based on the fee schedule for all directors, excluding the Chairman. Starting in 2004, inside directors no longer receive compensation for their role as a director.

The total compensation package for the Company’s Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size and performance characteristics. Moreover, the Company’s Compensation Committee believes that it has set compensation at levels that reflect the contributions the Company’s Chief Executive Officer has made toward the Company’s success and achievement of objectives.

Submitted by:	Ward I. Graffam, Chairman
John W. Holmes
Rendle A. Jones
Winfield F. Robinson
Richard N. Simoneau, CPA

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm, Berry, Dunn, McNeil & Parker, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements and financial disclosure controls, as of, and for the year ended December 31, 2004.

The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors, as required by the Independence Standards Board’s Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Company’s Audit Committee recommended to the Board of Directors of the Company that the financials statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Each of the members of the Company’s Audit Committee is independent, as such term is defined under the listing standards of the American Stock Exchange as of December 31, 2004.

The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Richard N. Simoneau, CPA, the Chairman of the Audit Committee, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the American Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002.

During the year ended December 31, 2004, the Company paid the following fees to Berry, Dunn, McNeil & Parker, the Company’s independent registered public accounting firm:

Audit Fees: The aggregate fees billed for professional services rendered by the principal accountant, Berry, Dunn, McNeil & Parker (BDMP), for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 and review of financial statements included in the Company’s Form 10-Q for the years ended December 31, 2004 and 2003 were $128,895 and $89,052, respectively.

Audit Related Fees: The aggregate fees billed for assurance and related services rendered by BDMP related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2004 and 2003 were $28,491 and $32,622, respectively. These services related to audit of the Company’s employee benefit plan, audit of common trust funds, and internal control reporting under FDICIA.

Tax Fees: The aggregate fees billed for professional services rendered by BDMP for tax compliance, tax audit assistance, tax advice and tax planning for the years ended December 31, 2004 and 2003 were $15,531 and $35,366, respectively. The nature of the services comprising the fees disclosed under this category are preparation of federal and state tax returns, assistance with IRS audit, review of estimated tax payments and review of compliance with information reporting requirements.

All Other Fees: The aggregate fees billed for services provided by BDMP, other than the services reported in the paragraphs above, for the years ended December 31, 2004 and 2003 were $10,891 and $4,055, respectively. These services related to a branch sale and acquisition and assistance with state and federal tax withholding requirements.

No services were rendered for financial information systems design and implementation or internal audit.

The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

Submitted by:	Richard N. Simoneau, CPA, Chairman
Robert J. Campbell
John W. Holmes
Robin A. Sawyer, CPA

Stock Performance Graphs

The following graph illustrates the estimated annual percentage change in the Company’s cumulative total shareholder return on the Common Stock for the period December 31, 1999 through December 31, 2004. For purposes of comparison, the graph illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on December 31, 1999 in the Common Stock, the NASDAQ banks as a group and the Russell 2000 companies as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 2004.

Certain Business Relationships

Rendle A. Jones is a partner in the law firm of Harmon, Jones, Sanford & Elliott, LLP, which firm performed legal services for the Company during 2004. The fees paid by the Company to this law firm totaled less than 5% of the law firm’s gross revenues during 2004. Also, Arthur E. Strout is a partner in the law firm of Strout & Payson, P.A., which firm also performed legal services for the Company during 2004. The fees paid by the Company to this law firm totaled less that 5% of the law firm’s gross revenues during 2004.

Except as described above, no nominee for director, other continuing director or executive officer of the Company engaged in any transaction with the Company or any of its subsidiaries during fiscal year 2004, in which the amount involved exceeded or exceeds $60,000, other than the financial transactions described below in the “Indebtedness of Management” section.

Indebtedness of Management

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, financial transactions with one or more of the Company’s subsidiary banks. As of December 31, 2004, the outstanding loans by the Company’s subsidiary banks to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $1.6 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

All loans made by the Company and its subsidiaries to directors and executive officers are regulated by the Company’s federal and state regulators. These regulations (known as “Reg. O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extension of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

PROPOSAL 2 –RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Berry, Dunn, McNeil & Parker, has served as the Company’s independent public accounting firm since the Company’s formation in 1985, and as Camden National Bank’s independent public accounting firm since 1980. At the recommendation of the Audit Committee, Berry, Dunn, McNeil & Parker has been selected to continue to serve as the Company’s accountant for 2005. The Company has not had any disagreements with Berry, Dunn, McNeil & Parker, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s accountant for the fiscal year ending December 31, 2005. Representatives of Berry, Dunn, McNeil & Parker will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” the ratification of Berry, Dunn, McNeil & Parker as the Company’s independent accountant.

OTHER MATTERS

Nominations by Shareholders

Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business of the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. In the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) the total number of shares of Common Stock that will be voted for each proposed nominee; (b) the name and residence address of the nominating shareholder; and (c) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for each such nominee. Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor does it require us to permit the stockholder to solicit proxies for the candidate using our proxy materials. The by-law relates only to the procedure by which a stockholder may nominate a candidate for director. To date, no stockholder has proposed a candidate pursuant to our by-laws. If a stockholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our by-laws and to “Shareholder Proposals for Annual Meetings” below.

SEC rules require us to include in our proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

•	The proposed nomination is received by a date not later than the 120th day before the date (i.e., the month and day) of our proxy statement released to stockholders in connection with the prior year’s Annual Meeting.

•	The stockholder or stockholder group making the proposal has beneficially owned more than 5% of our common stock for at least a year.

If those criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination.

Shareholder Proposals for Annual Meetings

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders must be received by the Company by December 1, 2005. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing committees of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Ethics on our websites located at www.camdennational.com and www.unitedkingfield.com.

Financial Statements

The Annual Report to the commission on Form 10-K, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with the United States generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith.

Other Business Matters

As of the date of this Proxy Statement, the Company’s Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals’ names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

Arthur E. Strout

Secretary

March 25, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

April 26, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To elect four Directors. The Board of Directors has nominated the persons listed below to serve as directors until 2008.		2.	To ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s registered public accounting firm for 2005.
		NOMINEES:
☐	FOR ALL NOMINEES	O Robert J. Campbell O Ward I. Graffam O John W. Holmes O Winfield F. Robinson	3.	The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
			Mark “X” here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CAMDEN NATIONAL CORPORATION

PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 on April 26, 2005 at 3:00 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company’s common stock which the undersigned may be entitled to vote at said meeting upon the following proposal described in the accompanying Notice of Annual Meeting and Proxy Statement, dated March 25, 2005, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

SEE REVERSE SIDE

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